Consent of Independent Public Accountants


We consent to the incorporation by reference in the Registration Statement (Form S-8 and the related prospectus), pertaining to the Furon Company 1994 Employees' Stock Purchase Plan of our report dated March 14, 1994, with respect to the consolidated financial statements and schedules of Furon Company included in the Annual Report (Form 10-K) for the year ended January 29, 1994 filed with the Securities and Exchange Commission.




Orange County, California                    /s/ Ernst & Young LLP
September 16, 1994                           ---------------------
                                             ERNST & YOUNG LLP